UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 17, 2007

Date of Earliest Event Reported:  August 14, 2007

Sauer-Danfoss Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14097	36-3482074
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

250 Parkway Drive, Suite 270	60069
Lincolnshire, Illinois	(U.S. Zip Code)

Krokamp 35
24539 Neumünster, Germany
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (515) 239-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 14, 2007, the Company and James R. Wilcox entered into an Employment Separation Agreement and General Release (the “Separation Agreement”), pursuant to which Mr. Wilcox departed from his position as Executive Vice President and President—Work Function Division of the Company effective August 16, 2007.  The Separation Agreement includes a release of certain claims by Mr. Wilcox and the Company and provides for severance pay to Mr. Wilcox pursuant to the terms of his Executive Employment Agreement dated December 1, 2002, which is attached as Exhibit 10.1(o) to the Company’s Form 10-K filed on March 12, 2003.  This general description is qualified in its entirety by reference to the Separation Agreement itself, a copy of which is filed as Exhibit 10 to this Form 8-K and incorporated by reference herein.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10	Employment Separation Agreement and General Release between James R. Wilcox and Sauer-Danfoss Inc. dated August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

SAUER-DANFOSS INC.
DATE: August 17, 2007

	By:	/s/ Kenneth D. McCuskey
	Name:	Kenneth D. McCuskey
	Title:	Vice President and Chief Accounting Officer